FOR IMMEDIATE RELEASE

CatchMark Partners with MPERS To Acquire North Georgia Timberlands
ATLANTA - April 26, 2017 - CatchMark Timber Trust, Inc. (NYSE: CTT) announced that it has formed a joint venture with the Missouri Department of Transportation & Patrol Retirement System (MPERS), which today acquired 11,031 acres of high-quality timberlands in North Georgia, known as the Dawsonville Package. Under terms of the 50-50 joint venture with MPERS, CatchMark will be the fiduciary for the public pension fund’s investment and will manage the timberlands.
The timberlands acquired in the Dawsonville Package border the Chattahoochee National Forest and are located within 90 miles of both Atlanta and Chattanooga. Heavily stocked at an average of 51 tons of merchantable timber per acre, the timberlands are 75% pine with 41% sawtimber.
Jerry Barag, CatchMark’s President and CEO, said: “The acquisition marks CatchMark’s first transaction with an institutional partner and is in keeping with our strategy to acquire prime timberlands with sustainable characteristics and well above average harvest stockings to propel durable revenue growth. The tracts are extremely well located in metropolitan growth paths and over the long-term offer higher-and-better use options.”
Barag added that CatchMark “sees further opportunity to partner with pension funds and other institutions as these investors seek the diversification characteristics and income-generating benefits of timberland investments. In particular, we look forward to expanding our relationship with MPERS.”
CatchMark funded its investment in the joint venture through its credit facility.

About CatchMark
CatchMark Timber Trust, Inc. (NYSE: CTT) is a self-administered and self-managed, publicly-traded REIT that strives to deliver superior risk-adjusted returns for all stakeholders through disciplined acquisitions, sustainable harvests, and well-timed sales. Headquartered in Atlanta and focused exclusively on timberland ownership, CatchMark began operations in 2007 and owns interests in approximately 499,600 acres* of timberland located in Alabama, Florida, Georgia, Louisiana, North Carolina, South Carolina, Tennessee and Texas. For more information, visit www.catchmark.com. From time to time, CatchMark releases important information via postings on its corporate website. Accordingly, investors and other interested parties are encouraged to enroll to receive automatic email alerts regarding new postings. Enrollment information is found in the “Investors Relations” section of www.catchmark.com.
* As of December 31, 2016.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (as set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) that are subject to risks and uncertainties. Such forward-looking statements can generally be identified by use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue," or other similar words. These forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain financial and operating projections or state other forward-looking information. CatchMark's ability to predict results or the actual effect of future events, actions, plans or strategies is inherently uncertain. Although CatchMark believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, the actual results and performance of CatchMark and the joint venture describe herein could differ materially from those set forth in, or implied by, the forward-looking statements. You should be aware that there are various factors that could cause actual results to differ materially from any forward-looking statements made in this press release. Factors that could cause or contribute to such differences include, but are not limited to, (i) the joint venture may not generate the harvest volumes or the harvest mix from its timberlands that CatchMark currently anticipates and the demand for the joint venture’s timber may not be as great as we currently expect; (ii) the cyclical nature of the real estate market generally, including fluctuations in demand and valuations, may adversely impact the joint venture’s ability to generate income and cash flow from sales of higher-and-better use properties; (iii) the joint venture may not be able to take advantage of the mitigation bank credits in the amount that we currently anticipate; (iv) CatchMark may not be successful in raising additional institutional capital through other joint ventures to fund its growth initiatives and enhance returns; and (v) the factors described in Item 1A. of CatchMark’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, under the heading “Risk Factors” and its other filings with Securities and Exchange Commission. You are cautioned not to place undue reliance on any of these forward-looking statements, which reflect CatchMark's views only as of this date. Furthermore, except as required by law, CatchMark is under no duty to, and does not intend to, update any of our forward-looking statements after this date, whether as a result of new information, future events or otherwise.
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Contacts

Investors:	Media:

Brian Davis	Mary Beth Ryan, Miller Ryan LLC

(855) 858-9794	(203) 268-0158

info@catchmark.com	marybeth@millerryanllc.com